Exhibit 10.113

EXECUTION COPY

SIXTH AMENDMENT TO SECOND AMENDED AND RESTATED

POOLING AND SERVICING AGREEMENT

THIS SIXTH AMENDMENT dated as of October 30, 2009 to the SECOND AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT (as defined below) (this “Amendment”), is among (i) U.S. Bank National Association, as Trustee (“Trustee”), (ii) solely with respect to the amendments described in Section 3(a) of this Amendment, Charming Shoppes Receivables Corp. (“CSRC”) and Spirit of America, Inc. (“SOAI”) and (iii) solely with respect to the amendments described in Section 3(b) of this Amendment, World Financial Network National Bank (“WFNNB”) and WFN Credit Company, LLC (“WFN SPV”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Existing Agreement (defined below).

W I T N E S S E T H

WHEREAS, CSRC, SOAI and Trustee are parties to that certain Second Amended and Restated Pooling and Servicing Agreement, dated as of November 25, 1997 (as amended heretofore from time to time, the “Existing Agreement”); and

WHEREAS, the parties hereto desire to amend the Existing Agreement and the Supplements related to the Series 2004-1 Certificates and the Series 2007-1 Certificates (respectively, the “Series 2004-1 Supplement” and “Series 2007-1 Supplement”) in certain respects as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments to the Existing Agreement. (a) The following definitions from Section 1.1 of the Existing Agreement are hereby amended and restated in their entirety to read as follows or added and inserted in alphabetical order into Section 1.1 of the Existing Agreement, as applicable:

“Account” shall mean a revolving credit card account originated by or acquired by an Originator, in each case including, without limitation, accounts which have been written off as uncollectible, issued to an Obligor pursuant to a Cardholder Agreement between the Originator (or the Originator’s permitted successors and assigns) and any Person, which account is an Eligible Account on the Initial Cut Off Date (or, in the case of Additional Accounts, as of the applicable Addition Cut Off Date), and which is identified by account number, Obligor name, Obligor address and Receivable balance as of the Cut Off Date (or, in the case of Additional Accounts, as of the applicable Addition Cut Off Date) in each computer file or microfiche list delivered to the Trustee by the Servicer pursuant to Section 2.1 or 2.6. The term Account shall include each “Renumbered Account”.

The term “Account” shall be deemed to refer to an Additional Account only from and after the Addition Date with respect thereto, and the term “Account” shall be deemed to refer to any Removed Account only prior to the Removal Date with respect thereto.

“Acquired Portfolio” shall mean a portfolio of Accounts acquired by the Originator after September 1, 2007 from any Person (or group of affiliated Persons) that is not, (i) with respect to portfolios acquired prior to the Transfer Date, as of September 1, 2007, an Affiliate of Charming Shoppes, Inc. and (ii) with respect to portfolios acquired on or after the Transfer Date, as of the date of acquisition, an Affiliate of WFNNB.

“Administrative Servicer” means ADS Alliance Data Systems, Inc., a Delaware corporation, and its successors and assigns.

“Administrative Servicer Agreement” means the Service Agreement, between WFNNB and the Administrative Servicer, dated as of May 15, 2008, as such agreement may be amended, supplemented or otherwise modified from time to time.

“Affiliated Brand” means any brand name or trademark now owned or licensed or hereafter developed, licensed or acquired by Charming Shoppes, Inc. or its present or future Affiliates, which is used primarily for women’s apparel sales; it being understood and agreed that as of the date hereof “Affiliated Brand” includes, but is not limited to, Fashion Bug, Fashion Bug Plus, Lane Bryant, Lane Bryant Outlet, Lane Bryant Woman, Lane Bryant Catalog, Cacique, Petite Sophisticate, Petite Sophisticate Outlet, Figure Magazine, Catherines and Catherines Plus Sizes.

“Cardholder Guidelines” shall mean, at any time, the policies and procedures of the applicable Originator (and its permitted successors and assigns) relating to the operation of its credit card business in effect on the date hereof, including, without limitation, the policies and procedures for determining the creditworthiness of potential and existing credit card customers, and relating to the maintenance of credit card accounts and collection of credit card receivables, as such policies and procedures may be amended from time to time.

“Originator” shall mean, as applicable, Spirit of America National Bank, a national banking association, or WFNNB and their permitted successors and assigns.

“Seller” shall mean WFN Credit Company, LLC, a Delaware corporation, and its permitted successors and assigns.

“Store” shall mean a retail location of any Affiliate of Charming Shoppes , Inc. or WFNNB.

“Transfer Date” has the meaning set forth in Section 8.9.

“Trust” shall mean the World Financial Network Credit Card Master Trust II created by the Prior PSA and this Agreement (formerly known as the Charming Shoppes Master Trust), the corpus of which shall consist of the Receivables now existing or hereafter created, all monies due or to become due with respect thereto, all Collections, all Recoveries, all rights, remedies powers and privileges with respect to such Receivables, all rights, remedies, powers and privileges of the Seller under the Purchase Agreement, such funds as from time to time are deposited in the Collection Account and any Series Account and the rights to any Enhancement with respect to any Series, and all proceeds of the foregoing; provided, that the corpus of the Trust shall not include any undivided percentage ownership interest in Receivables to the extent Conveyed by the Trust pursuant to any Receivables Purchase Agreement; provided further, that any Series Account or Enhancement shall be held by the Trust for the benefit of the related Series.

“WFN SPV” has the meaning set forth in Section 7.5.

“WFNNB” has the meaning set forth in Section 3.5.

(b) The word “Trust” is hereby deleted and replaced with the phrase “Trust and Trustee, for the benefit of the Trust,” where such word first appears in each of the first paragraph and the fourth paragraph of Section 2.1 of the Existing Agreement.

(c) Amendments to Section 2.5 of the Existing Agreement.

(i) Clause (a) of Section 2.5(l)(i) is hereby amended in its entirety to read as follows:

(a) observe the corporate procedures required by its certificate of formation, its limited liability company agreement and the limited liability company law of the State of Delaware, including, without limitation, holding separate director and member meetings from those of any other Person and otherwise ensuring at all times that it is maintained as a separate corporate entity from any other Person and

(ii) Clause (x) of Section 2.5(l) of the Existing Agreement is hereby amended in its entirety to read as follows:

(x) select and at all times maintain as its Independent Director (as defined in the Seller’s limited liability company agreement) a Person who meets the following qualifications (which qualifications are in addition to those set forth in its limited liability company agreement): the Independent Director shall have (a) prior experience as an independent director for an entity whose charter or organizational documents require the unanimous written consent of all independent directors thereof before such entity could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy, and (b) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

(d) Amendments to Section 3.5 of the Existing Agreement.

The following new paragraph is inserted following Section 3.5 of the Existing Agreement:

Notwithstanding the provisions of the preceding paragraph, on the Transfer Date, SOAI, as the Servicer, shall deliver to the Trustee, each Purchaser Representative and each Enhancement Provider an Officer’s Certificate in the form described in the preceding paragraph with respect to the period from January 1, 2009 to the Transfer Date, upon which delivery SOAI’s obligations under this Section 3.5 shall cease. For the avoidance of doubt, World Financial Network National Bank (“WFNNB”) shall deliver the Officer’s Certificate required under this Section 3.5 with respect to the period from the Transfer Date through the calendar year ending December 31, 2009, in connection with WFNNB’s assumption of servicing duties on the Transfer Date under Section 8.9 hereof.

(e) The following Section 7.5 is hereby added to the Existing Agreement:

Assignment of Seller’s Duties. It is understood and agreed that effective as of the Transfer Date, CSRC and WFN Credit Company, LLC (“WFN SPV”) will enter into an assignment and assumption agreement, substantially in the form of Exhibit L hereto, under which CSRC will assign to WFN SPV all of CSRC’s rights and obligations as Seller (which rights and obligations constitute substantially all of CSRC’s property and assets) and WFN SPV will accept and assume such rights and obligations. From and after the Transfer Date, (i) except to the extent provided in such agreement with respect to events arising out of its actions or omissions to act as Seller occurring before the Transfer Date, CSRC shall be released from all obligations of the Seller, (ii) CSRC shall cease to be a party to this Agreement; provided that nothing herein shall release CSRC of any liability for any of its actions (or omissions to act) as Seller prior to the Transfer Date, and (iii) subject to the foregoing clauses (i) and (ii) and except as the context shall require, references in this Agreement and the other Transaction Documents to Seller or to Charming Shoppes Receivables Corp., in its capacity as Seller, shall be deemed to be references to WFN SPV in such capacity.

(f) The following Section 8.9 is hereby added to the Existing Agreement:

Section 8.9. Assignment of Servicing Duties. It is understood and agreed that SOAI and WFNNB will enter into an assignment and assumption agreement, substantially in the form of Exhibit M hereto, under which SOAI will assign to WFNNB, all of SOAI’s rights and obligations as Servicer (which rights and obligations constitute substantially all of SOAI’s property and assets), and WFNNB will acquire and assume such rights and obligations. From and after the date of effectiveness of such assignment and assumption agreements (the “Transfer Date”), (i) except to the extent provided in such agreement with respect to its actions or omissions to act as Servicer occurring before the Transfer Date, SOAI shall be released from all obligations of the Servicer, (ii) SOAI shall cease to be a party to this Agreement; provided that nothing herein shall relieve SOAI of any liability for any of its actions (or omissions to act) as Servicer prior to the Transfer Date, and (iii) subject to the foregoing clauses (i) and (ii) and except as the context shall require, references in this Agreement and the other Transaction Documents to the Servicer or to Spirit of America, Inc., in its capacity as Servicer, shall be deemed to be references to WFNNB in such capacity.

(g) Section 13.11 of the Existing Agreement is hereby amended by adding the words “, any Investor Certificateholder” following the words “Purchaser Representative” where they appear in such section.

(h) The following Section 13.20 is hereby added to the Existing Agreement:

Section 13.20. Subordination. Each Certificateholder by accepting an Investor Certificate acknowledges and agrees that such Investor Certificate represents an obligation of the Trust and does not represent an interest in any assets of the Seller (including by virtue of any deficiency claim in respect of obligations not paid or otherwise satisfied from the corpus of the Trust and proceeds thereof). In furtherance of and not in derogation of the foregoing, to the extent the Seller enters into other securitization transactions, each Certificateholder by accepting a Certificate acknowledges and agrees that it shall have no right, title or interest in or to any assets (or interest therein) conveyed or purported to be conveyed by the Seller to another securitization trust or other Person or Persons in connection therewith (whether by way of a sale, capital contribution or by virtue of the granting of a lien) (“Other Assets”). To the extent that, notwithstanding the agreements and provisions contained in the preceding sentences of this subsection, any Certificateholder either (i) asserts an interest or claim to, or benefit from, Other Assets, whether asserted against or through the Seller or any other Person owned by the Seller, or (ii) is deemed to have any such interest, claim or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the Federal Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), and whether deemed asserted against or through the Seller or any other Person owned by the Seller, then each Certificateholder by accepting a Certificate further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and shall be expressly subordinated to the indefeasible payment in full of all obligations and liabilities of the Seller which, under the terms of the relevant documents relating to the securitization of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distribution or application under applicable law, including insolvency laws, and whether asserted against the Seller or any other Person owned by the Seller), including, the payment of post-petition interest on such other obligations and liabilities. This subordination agreement shall be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. Each Certificateholder further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section 13.20 and the terms of this Section 13.20 may be enforced by an action for specific performance.

(i) Schedule I to this Amendment is hereby added to the Existing Agreement as Exhibit L thereto.

(j) Schedule II to this Amendment is hereby added to the Existing Agreement as Exhibit M thereto.

(k) Exhibit A to the Existing Agreement is hereby replaced in its entirety by Schedule III attached hereto.

SECTION 2. Change of Address and Waiver of Notice under the Existing Agreement. Following the effectiveness of the amendment described in Section 1 hereof, pursuant to Section 2.5(j) of the Existing Agreement, WFN SPV, as Seller, and WFNNB, as Servicer, hereby designate the following additional addresses as location of records concerning the Receivables:

If to WFN SPV, to:

WFN Credit Company, LLC

3100 Easton Square Place, #3108

Columbus, Ohio 43219

With a copy (which shall not constitute notice) to:

World Financial Network National Bank

3100 Easton Square Place

Columbus, OH 43219

Attention: General Counsel

If to WFNNB, to:

3100 Easton Square Place

Columbus, OH 43219

Attention: President

With a copy (which shall not constitute notice) to:

World Financial Network National Bank

3100 Easton Square Place

Columbus, OH 43219

Attention: General Counsel

The Trustee hereby waives the requirement of 30 days notice of such change of address.

SECTION 3. Amendments to Series 2004-1 Supplement. Section 16(a) of the Series 2004-1 Supplement is hereby amended by adding the words “the Seller, Affiliates thereof or” after the word “except” where such word appears in the third paragraph of such section.

SECTION 4. Amendments to Series 2007-1 Supplement. Section 16(a) of the Series 2007-1 Supplement is hereby amended by adding the words “the Seller, Affiliates thereof or” after the word “except” where such word appears in the third paragraph of such section.

SECTION 5. Effectiveness.

(a) The amendments set forth in clauses (e), (f), (i) and (j) of Section 1, Section 3 and Section 4 shall become effective on the date when all of the following shall have occurred: (i) the Trustee receives counterparts of this Amendment executed by the Trustee, SOAI and CSRC, (ii) the assignment and assumption agreements described in clauses (i) and (j) of Section 1 hereof become effective, (iii) each other condition precedent specified in Section 13.1 of the Existing Agreement and any other conditions precedent to the amendments set forth in Section 1 specified in any other Transaction Document to the effectiveness of any amendment to the Existing Agreement shall have been satisfied.

(b) Immediately following the effectiveness of the amendments described in Section 3(a) of this Amendment, the amendments set forth in clauses (a) through (d), (g), (h) and (k) of Section 1 and Section 2 shall become effective when the Trustee receives counterparts of this Amendment executed by WFNNB and WFN SPV.

SECTION 6. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 7. Severability. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.

SECTION 8. Ratification of the Existing Agreement. From and after the date hereof, each reference in the Existing Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and references to the Existing Agreement in any other document, instrument or agreement executed and/or delivered in connection therewith, shall, in each case, mean and be a reference to the Existing Agreement as amended hereby. Except as otherwise amended by this Amendment, the Existing Agreement shall continue in full force and effect and is hereby ratified and confirmed.

SECTION 9. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective duly authorized officers as of the date and year first written.

Solely with respect to the amendments described in Section 5(a) of this Amendment:

CHARMING SHOPPES RECEIVABLES CORP.

By:	/s/ Eric M. Specter
Name:	Eric M. Specter
Title:	President

SPIRIT OF AMERICA, INC.

By:	/s/ Eric M. Specter
Name:	Eric M. Specter
Title:	President

S-1	Sixth Amendment to Second Amended and Restated Pooling and Servicing Agreement

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity but solely as the Trustee

By:	/s/ Tamara Schultz-Fugh
Name:	Tamara Schultz-Fugh
Title:	Vice President

S-2	Sixth Amendment to Second Amended and Restated Pooling and Servicing Agreement

Solely with respect to the amendments described in Section 5(b) of this Amendment:

WFN CREDIT COMPANY, LLC

By:	/s/ Ronald C. Reed
Name:	Ronald C. Reed
Title:	Assistant Treasurer

WORLD FINANCIAL NETWORK NATIONAL BANK

By:	/s/ Daniel T. Groomes
Name:	Daniel T. Groomes
Title:	President

S-3	Sixth Amendment to Second Amended and Restated Pooling and Servicing Agreement

Schedule III

EXHIBIT A

FORM OF EXCHANGEABLE SELLER CERTIFICATE

No. 1	One Unit

WORLD FINANCIAL NETWORK CREDIT CARD MASTER TRUST II

ASSET BACKED CERTIFICATE

THIS CERTIFICATE WAS ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ACT), AND MAY BE SOLD ONLY PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE ACT OR AN EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE ACT. IN ADDITION, THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. A COPY OF THE POOLING AND SERVICING AGREEMENT WILL BE FURNISHED TO THE HOLDER OF THIS CERTIFICATE BY THE TRUSTEE UPON WRITTEN REQUEST.

This Certificate represents an

undivided interest in the

World Financial Network Credit Card Master Trust II

Evidencing an undivided interest in a Trust, the corpus of which consists of a portfolio of receivables now existing or hereafter created under selected revolving credit card accounts originated or acquired by World Financial Network National Bank and conveyed to WFN Credit Company, LLC and other assets and interests constituting the Trust under the Pooling and Servicing Agreement described below.

(Not an interest in or an obligation of WFN Credit Company, LLC, World Financial Network National Bank or any Affiliate thereof.)

This certifies that WFN Credit Company, LLC is the registered owner of an undivided interest in a trust (the “Trust”), the corpus of which consists of a portfolio of receivables (the “Receivables”) now existing or hereafter created under selected credit card accounts (the “Accounts”) originated or acquired by World Financial Network National Bank (the “Originator”), a national banking association, that have been conveyed to WFN Credit Company, LLC (the “Seller”), a Delaware corporation, all monies due or to become due with respect thereto, all Collections, all Recoveries, certain rights against the Originator with respect thereto, such funds as from time to time are deposited in the Collection Account and any Series Account and the rights to any Enhancement with respect to any Series and all proceeds of the foregoing; provided, that the corpus of the Trust shall not include any undivided percentage ownership interest in Receivables to the extent Conveyed by the Trust pursuant to any Receivables Purchase Agreement; such corpus more fully described pursuant to the Second Amended and Restated Pooling and Servicing Agreement dated as of November 25, 1997 (as amended, the “Pooling and Servicing Agreement”) between WFN Credit Company, LLC, as Seller, World Financial Network National Bank, as Servicer, and U.S. Bank National Association, as Trustee. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth herein below. Such summary shall in all cases be subject to the terms set forth in the Pooling and Servicing Agreement.

To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Holder by virtue of the acceptance hereof assents and by which the Holder is bound.

This Certificate has not been registered or qualified under the Securities Act of 1933, as amended, or any state securities law. No sale, transfer or other disposition of this Certificate shall be permitted other than in accordance with the provisions of Section 6.3 or 6.9 of the Pooling and Servicing Agreement.

This Certificate is the Exchangeable Seller Certificate (the “Certificate”), which represents an undivided interest in the Trust, including the right to receive the Collections and other amounts at the times and in the amounts specified in the Pooling and Servicing Agreement to be paid to the Holder of the Exchangeable Seller Certificate. The aggregate interest represented by this Certificate at any time in the Principal Receivables in the Trust shall not exceed the Seller Interest at such time. In addition to this Certificate, (i) Series of Investor Certificates may be issued to investors pursuant to one or more Supplements to the Pooling and Servicing Agreement, each of which will represent an undivided interest in the Trust, to the extent set forth in the Pooling and Servicing Agreement and the related Supplement and (ii) Receivables Purchase Interests may be sold by the Trust to one or more Receivables Purchasers pursuant to one or more Receivables Purchase Agreements, each of which interests shall represent an undivided interest in the Receivables, Collections with respect thereto and other items, to the extent set forth in the Pooling and Servicing Agreement and the related Receivables Purchase Agreement. This Certificate shall not represent any interest in any Series Accounts or any Enhancement, except to the extent provided in the Pooling and Servicing Agreement or the related Supplement or Receivables Purchase Agreement. The Seller Interest shall be the amount defined as such in the Pooling and Servicing Agreement.

This Certificate does not represent an obligation of, or any interest in, the Originator, the Seller or the Servicer, and neither the Certificates nor the Accounts or Receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. This Certificate is limited in right of payment to certain Collections respecting the Receivables, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Seller has caused this Certificate to be duly executed under its official seal.

By:

[SEAL]

Attested to:

By:

Date: ,